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                                                                  Exhibit 4.04

                                REGISTRATION RIGHTS

              This document constitutes the Registration Rights Agreement (the "Registration Rights Agreement") referred to in Article 7 of the Agreement by and among Analog Devices, Inc. and the Shareholders, as defined therein, dated July 1, 1996 (the "Share Purchase Agreement").

         1.   Definitions.

              As used in this document, the following terms shall have the meanings ascribed to them below:

              1.1. "BUSINESS DAY" means any Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in the City of New York are authorized by law, regulation or executive order to close.

              1.2. "REGISTRABLE SECURITIES" means (i) the Analog Shares received by the Shareholders and (ii) any securities issued or issuable in respect of or in exchange for any of the Analog Shares referred to in clause (i) by way of a stock dividend or stock split or in connection with a combination of shares of Analog Shares, recapitalization, reclassification, merger, consolidation, or exchange offer. For purposes of this Agreement, a Registrable Security ceases to constitute a Registrable Security (a) when such Registrable Security shall have been effectively registered under the Securities Act and disposed of pursuant to the Registration Statement, (b) when such Registrable Security shall have been sold pursuant to Rule 144 (or any successor provision) under the Securities Act, (c) when such Registrable Security shall have been otherwise transferred and a new certificate for such Registrable Security not bearing a legend restricting further transfer shall have been delivered by Analog following Analog's receipt of an opinion of counsel satisfactory to it that the issuance and delivery of such a certificate is legal and proper, or (d) when such Registrable Security shall have ceased to be outstanding.

              1.3. "REGISTRATION STATEMENT" shall have the meaning set forth in
         Section 2.1.

              1.4. "SEC" shall mean the United States Securities and Exchange Commission.

              1.5. "SECURITIES ACT" shall mean the United States Securities Act of 1933, as amended.

              Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Share Purchase Agreement.
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         2. Shelf Registration. As soon as practicable following, and in any event, within thirty days of, the Completion Date, Analog shall file with the SEC under the Securities Act a Registration Statement (the "REGISTRATION STATEMENT") on Form S-3 covering the sale on a continuous or delayed basis of all of the Analog Shares. Analog shall use its reasonable efforts to cause the Registration Statement to be declared effective by the SEC as soon as practicable. Analog shall cause the Registration Statement to remain effective until the date two years after the Completion Date or such earlier time as all of the Analog Shares covered by the Registration Statement have been sold pursuant thereto.

         3.   Registration Procedures.

              3.1. Analog Procedures. In connection with Analog's registration obligations pursuant to Section 2 Analog shall keep the Registration Statement continuously effective for the period of time provided in
         Section 2, to permit the sale of Registrable Securities pursuant to the Registration Statement in accordance with the intended method or methods of distribution thereof specified in the Registration Statement or in the related prospectus(es) (the "PROSPECTUS"), and shall:

                   3.1.1 comply with such provisions of the Securities Act as may be necessary to facilitate the disposition of all Registrable Securities covered by the Registration Statement during the applicable period in accordance with the intended method or methods of disposition thereof set forth in the Registration Statement or such Prospectus or supplement thereto;

                   3.1.2 notify the Shareholders, promptly (A) when the
              Registration Statement, Prospectus or supplement thereto or post-effective amendment has been filed, and, with respect to the Registration Statement or post-effective amendment when it has become effective, (B) of any request by the SEC for amendments or supplements to the Registration Statement or Prospectus or for additional information, (C) of the issuance by the SEC of any comments with respect to any filing and of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose, (D) of the receipt by Analog of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, (E) of the happening of any event that makes any statement made in the Registration Statement, Prospectus or any other document incorporated therein by reference untrue or that requires the making of any changes in the Registration Statement, Prospectus or any document incorporated therein by reference in order that such documents not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (F) of Analog's determination

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              that a post-effective amendment to the Registration Statement would be appropriate;

                   3.1.3 furnish to each Shareholder, at such Shareholder's
              request and without charge, as many conformed copies as may reasonably be requested by such Shareholder, of the Registration Statement and any post-effective amendments thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);

                   3.1.4 deliver to each Shareholder, without charge, as many copies of the then effective Prospectus covering the Registrable Securities and any amendments or supplements thereto as such Shareholder may reasonably request;

                   3.1.5 register, qualify, obtain an exemption therefrom, or cooperate with the Shareholders and their respective counsel in connection with the registration or qualification or exemption therefrom of the Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions as may be reasonably requested in writing by the Shareholders and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the then-effective Registration Statement; provided, however, that Analog shall not be required to (w) qualify as a foreign corporation or generally to transact business in any jurisdiction where it is not then so qualified, (x) qualify as a dealer (or other similar entity) in securities, (y) otherwise subject itself to taxation in connection with such activities, or
              (z) take any action which would subject it to general service of process in any jurisdiction where it is not then so subject;

                   3.1.6 cooperate with the Shareholders to facilitate the
              timely preparation and delivery of certificates representing Registrable Securities to be sold;

                   3.1.7 upon the occurrence of any event contemplated by
              clauses (E) or (F) of paragraph 3.1.2 above, promptly prepare and file, if necessary, a post-effective amendment to the Registration Statement or a supplement to the related Prospectus or any document incorporated therein by reference or file any other required document so that the Registration Statement and the Prospectus will not thereafter contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;

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                   3.1.8 otherwise comply with all applicable rules and
              regulations of the SEC relating to such registration and the distribution of the securities being offered;

                   3.1.9 in no event later than five (5) Business Days before filing the Registration Statement, any post-effective amendment thereto, any Prospectus or any amendment or supplement thereto (other than any amendment or supplement made solely as a result of incorporation by reference of documents), furnish to the Shareholders copies of all such documents proposed to be filed;

                   3.1.10 not file the Registration Statement or any amendment thereto or any Prospectus or any supplement thereto (other than any amendment or supplement made solely as a result of incorporation by reference of documents) to which the Shareholders holding a majority of the Registrable Securities shall have reasonably objected in writing, within two (2) Business Days after delivery of such documents to the address of such Shareholder as set forth in the Share Purchase Agreement or such other address which shall have been provided to Analog in writing (the "Shareholder Address"), to the effect that the Registration Statement or amendment thereto or Prospectus or supplement thereto does not comply in all material respects with the requirements of the Securities Act (including, without limitation, in respect of any information describing the manner in which the Shareholders acquired such Registrable Securities and the intended method or methods of distribution of such Registrable Securities), (provided that the foregoing shall not limit the right of any Shareholder reasonably to object, within two (2) Business Days after delivery of such documents to the Shareholder Address, to any particular information relating specifically to such Shareholder that is to be contained in the Registration Statement, Prospectus or Supplement, including, without limitation, any information describing the manner in which such Shareholder acquired such Registrable Securities and the intended method or methods of distribution of such Registrable Securities), and if Analog is unable to file any such document due to the objections of the Shareholders, Analog shall use its reasonable efforts to cooperate with the Shareholders to prepare, as soon as practicable, a document that is responsive in all material respects to the reasonable objections of the Shareholders;

                   3.1.11 promptly after the filing of any document that is to be incorporated by reference into the Registration Statement or Prospectus, provide copies of such document to the Shareholders;

                   3.1.12 subject to the proviso in paragraph 3.1.5 above, cause the Registrable Securities to be registered with or approved by such other governmental agencies or authorities within the United States of America as

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              may be reasonably necessary to enable the seller or sellers thereof to consummate the disposition of such Registrable Securities;

                   3.1.13 use its reasonable efforts to cause all Registrable
              Securities covered by the Registration Statement to be listed on each securities exchange or market, if any, on which similar securities issued by Analog are then listed, provided that the applicable listing requirements are satisfied; and

                   3.1.14 take all actions reasonably required to prevent the entry of any stop order by the SEC or by any state securities regulators or to remove any such order if entered.

              3.2. Limitations on Registration Rights.

                   (a) Analog may, by written notice to the Shareholders, (i) delay the filing or effectiveness of the Registration Statement or (ii) suspend the Registration Statement after effectiveness and require that the Shareholders immediately cease sales of Registrable Securities pursuant to the Registration Statement in the event that Analog (A) files a registration statement (other than a registration statement on Form S-8 or its successor form) with the SEC for a public offering of its securities, (B) is ineligible for use of a Form S-3 or (C) Analog shall have delivered a notice in writing to the Shareholders stating that a delay in the disposition of Registrable Securities is necessary because Analog, in its reasonable judgment, has determined that sales of Registrable Securities would require public disclosure by Analog of material non-public information that Analog deems it advisable not to disclose; provided, however, that no such delay shall be imposed unless Analog shall equally prohibit during the period of such delay any sale of Analog's securities by any executive officer or director of Analog.

                   (b) In the event of the delivery of the notice described in clause 3.2(a)(ii) above by Analog, Analog shall use its reasonable efforts to amend the Registration Statement or amend or supplement the Prospectus, if necessary and to take all other actions necessary to allow the proposed disposition to take place as promptly as practicable after the conditions referred to therein have ceased to exist;

                   (c) Analog shall not restrict dispositions under clause 3.2(a)(ii) above for a period exceeding forty five (45) days; and

                   (d) In no event shall Analog be permitted to extend the restriction period under clause 3.2(a)(ii) above beyond such forty five
         (45) day period, and Analog shall not restrict sales of the Registrable Securities under clause 3.2(a)(ii) above more than a total of twice in any twelve (12) month period.

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                   (e) If Analog delays or suspends the Registration Statement or requires the Shareholders to cease sales of shares pursuant to paragraph 3.2(a) above, Analog shall, as promptly as practicable following the termination of the circumstance which entitled Analog to do so, take such actions as may be necessary to file or reinstate the effectiveness of the Registration Statement and/or give written notice to all Shareholders authorizing them to resume sales pursuant to the Registration Statement. If as a result thereof the Prospectus included in the Registration Statement has been amended to comply with the requirements of the Securities Act, Analog shall enclose such revised Prospectus with the notice to Shareholders given pursuant to this paragraph 3.2(b), and the Shareholders shall make no offers or sales of shares pursuant to the Registration Statement other than by means of such revised Prospectus.

              3.3. Requirements of Shareholders. Analog shall not be required to include any Analog Shares in the Registration Statement unless the Shareholder owning such Shares furnishes to Analog in writing such information regarding such Shareholder and the proposed sale of Analog Shares by such Shareholder as Analog may reasonably request in writing in connection with the Registration Statement or as shall be required in connection therewith by the SEC or any state securities law authorities.

         4.   Registration Expenses.

              All expenses incident to Analog's performance of or compliance with this Agreement, including without limitation all registration and filing fees, fees and expenses of compliance with state securities or blue sky laws (including fees and disbursements of counsel in connection with blue sky qualifications or registrations (or the obtaining of exemptions therefrom) of the Registrable Securities), printing expenses (including expenses of printing Prospectuses), messenger and delivery expenses, internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), fees and disbursements of its counsel and its independent certified public accountants, securities acts liability insurance (if Analog elects to obtain such insurance), and reasonable fees and expenses of any special experts retained by Analog in connection with any registration hereunder (all of such expenses herein referred to as "REGISTRATION EXPENSES"), and the fees of one counsel for the Shareholders shall be borne by Analog; provided, however, that the Registration Expenses shall not include any sales or underwriting discounts, commissions or fees attributable to the sale of the Registrable Securities and provided further that the fees and expenses of counsel to the Shareholders borne by Analog shall not exceed $2,500.

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         5.   Indemnification: Contribution.

              5.1. Indemnification by Analog. Analog shall indemnify and hold harmless, to the full extent permitted by law, each Shareholder, and his respective representatives and agents, and each person who controls (within the meaning of the Securities Act) such Shareholder, against all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation and legal expenses) resulting from any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any Prospectus, or any amendment or supplement thereto, or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except in each case insofar as the same arises out of or is based upon an untrue statement or alleged untrue statement of a material fact or an omission or alleged omission to state a material fact in such Registration Statement, Prospectus, amendment or supplement, as the case may be, made or omitted, as the case may be, in reliance upon and in conformity with written information furnished to Analog by such Shareholder for use therein. This indemnity is in addition to any liability that Analog may otherwise have.

              5.2. Indemnification by Shareholders. Each seller of Registrable Securities, severally and not jointly, shall indemnify and hold harmless, to the full extent permitted by law, Analog, each of its directors and officers and each person, if any, who controls (within the meaning of the Securities Act) Analog, against all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation and legal expenses) resulting from any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any Prospectus, or any amendment or supplement thereto, or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, if the statement or omission was made in reliance upon and in conformity with written information furnished to Analog by such Shareholder for use in the Prospectus. This indemnity is in addition to any liability that any such selling Shareholder may otherwise have.

              5.3. Conduct of Indemnification Proceedings. Each party entitled to indemnification under this Section 5 (the "INDEMNIFIED PARTY") shall give notice to the party required to provide indemnification (the "INDEMNIFYING PARTY") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations except to the extent that its defense of the claim or litigation involved is prejudiced by such failure. The Indemnified Party may participate in such defense at such Party's expense; provided, however, that the Indemnifying Party shall pay such expense if representation of such Indemnified

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         Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential conflicts of interest between the Indemnified Party and any other party represented by such counsel in such proceeding. No Indemnifying Party, in the defense of any such claim or litigation, except with the consent of each Indemnified Party, shall consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of any claim or litigation, and no Indemnified Party will consent to entry of any judgment or settle any claim or litigation without the prior written consent of the Indemnifying Party. Each Indemnified Party shall furnish such information regarding himself or itself and the claim in question as the Indemnifying Party may reasonably request and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.

              5.4. Contribution.

                   5.4.1 If for any reason the indemnification provided for in this Section 5 from an Indemnifying Party, although otherwise applicable by its terms, is determined by a court of competent jurisdiction to be unavailable to an Indemnified Party hereunder, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and the Indemnified Party in connection with the actions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact, has been made by, or relates to information supplied by, the Indemnifying Party or the Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a Party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 5.3, any legal or other fees or expenses reasonably incurred by such Party in connection with any investigation or proceeding. Notwithstanding the foregoing, no Shareholder will be required to contribute any amount in excess of the proceeds to such Shareholder of all Registrable Securities sold by such Shareholder pursuant to the Registration Statement.

              5.4.2 The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5.4 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities

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         Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         6.   Rule 144.

              Analog shall take such further action as any Shareholder may reasonably request to the extent required from time to time to enable such Shareholder to sell Registrable Securities without registration under the Securities Act, subject to the limitations of the exemption provided by Rule 144, if applicable.

         7.   Future Mergers.

              Analog covenants and agrees that it will not, directly or indirectly, enter into any merger, consolidation or reorganization in which Analog shall not be the surviving corporation (a "Merger") unless prior to such Merger, the proposed surviving corporation shall agree in writing to assume the obligations of Analog under this Registration Agreement and for that purpose, references hereunder to "Registrable Securities" shall be deemed to refer to the securities that the Shareholders would be entitled to receive in exchange for Registrable Securities under any such Merger, provided, however, that the provisions of this Section 7 shall not apply in the event of any Merger if the holders of Registrable Securities are entitled to receive in exchange therefor (a) cash or (b) securities of the acquiring corporation that may be immediately sold to the public without limitations as to amount or procedure.

         8.   Assignment of Rights.

              A Shareholder may not assign any of its rights under this Registration Agreement except in connection with the transfer of some or all of his or her Analog Shares to a child or spouse, or trust for their benefit, provided each such transferee agrees in a written instrument delivered to Analog to be bound by the provisions of this Registration Agreement.

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